                                                                   EXHIBIT 23(A)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the MPB Employees' Savings Plan of our reports (a) dated February 1, 1996, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) and
(b) dated June 5, 1996 with respect to the financial statements and schedules of the MPB Employees' Savings Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

                                ERNST & YOUNG LLP
Canton, Ohio
November 18, 1996